Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-4 No. 333-192450) of tw telecom inc., and
(2) Registration Statements (Form S-8 Nos. 333-117757, 333-117754, 333-48084, 333-83995, 333-164318) of tw telecom inc.
of our reports dated February 14, 2014, with respect to the consolidated financial statements and schedule of tw telecom inc., and the effectiveness of internal control over financial reporting of tw telecom inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.
/s/ Ernst & Young LLP
Denver, Colorado
February 14, 2014